UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

               Premier Exhibition, Inc.’s Annual Meeting of Shareholders was held on Thursday, August 29, 2013.  The following persons were elected to the Board of Directors for a term of one year:

	FOR	AUTHORITY WITHHELD

William M. Adams II	15,285,436	947,463

Douglas Banker	14,995,367	1,237,532

Ronald C. Bernard	15,285,136	947,763

Stephen W. Palley	15,285,136	947,763

Mark A. Sellers	11,091,432	5,141,467

Bruce Steinberg	15,282,089	950,810

Samuel S. Weiser	15,247,840	985,059

Shareholders ratified the appointment of Cherry Bekhaert L.L.P. as Premier’s independent registered public accounting firm for fiscal year 2014.  Stockholders cast 29,412,142 votes for the appointment, 68,301 votes against the appointment, and abstained from casting 43,285 votes on the appointment of the independent registered public accounting firm.

Shareholders also approved, on an advisory basis, the compensation of the Company’s executive officers.  Shareholders cast 15,355,325 votes for the approval, 852,111 votes against the approval, and abstained from casting 25,463 votes on the approval of the compensation of the Company’s executive officers.

Shareholders approved, on an advisory basis, annual advisory votes on executive compensation.  Stockholders cast 13,557,766 votes for the approval of every year, 21,320 votes for the approval of every two years, 2,641,080 votes for the approval of every three years, and abstained from casting 12,733 votes on the frequency of the advisory votes on executive compensation.

In light of the results with respect to the advisory vote on frequency of executive compensation vote, Premier’s Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of executive officers until the next required advisory vote on frequency.  The Company is required to hold votes on the frequency of shareholder votes on executive compensation every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

	By:	/s/ Michael Little
Michael Little
Chief Financial Officer and Chief Operating Officer

Date: September 4, 2013